                                                                     EXHIBIT 2.1

EXECUTION COPY





                          SECURITIES PURCHASE AGREEMENT


                             dated as of May 5, 2000


                                  by and among



                             QUADRAMED CORPORATION,

                        QUADRAMED OPERATING CORPORATION,

                                Certain Investors

                                       and

                                 CHARTONE, INC.

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
ARTICLE I  DEFINITIONS.......................................................................1
        Section 1.1 Certain Defined Terms....................................................1
        Section 1.2 Other Definitional Provisions............................................7
        Section 1.3 Parent...................................................................7

ARTICLE II  PURCHASE AND SALE OF SECURITIES..................................................7
        Section 2.1 Authorization of Preferred Stock.........................................7
        Section 2.2 Initial Issuance of Preferred Stock......................................8
        Section 2.3 Closing..................................................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY........................................9
        Section 3.1 Organization of Company..................................................9
        Section 3.2 Capital Stock of Company................................................10
        Section 3.3 Authority of Company....................................................10
        Section 3.4 No Conflict.............................................................11
        Section 3.5 Consents and Approvals..................................................11
        Section 3.6 No Business Activities..................................................11
        Section 3.7 Subsidiaries............................................................12
        Section 3.8 Title...................................................................12
        Section 3.9 Material Contracts......................................................13
        Section 3.10 Financial Statements...................................................14
        Section 3.11 Absence of Certain Changes.............................................15
        Section 3.12 Absence of Litigation..................................................16
        Section 3.13 Compliance with Laws...................................................16
        Section 3.14 Environmental Matters..................................................16
        Section 3.15 Brokers................................................................16
        Section 3.16 Taxes..................................................................17
        Section 3.17 Intellectual Property and Software.....................................17
        Section 3.18 Year 2000..............................................................19
        Section 3.19 Employee Plans; ERISA..................................................19
        Section 3.20 Labor Matters..........................................................19
        Section 3.21 Insurance..............................................................20
        Section 3.22 Real Estate............................................................21
        Section 3.23 Transactions with Directors, Officers and Affiliates...................22
        Section 3.24 Disclaimer of Warranties...............................................22

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT........................................22
        Section 4.1 Organization of Parent..................................................22
        Section 4.2 Authority of Parent.....................................................22
        Section 4.3 No Conflict.............................................................23
        Section 4.4 Consents and Approvals..................................................23


                                      -i-

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
        Section 4.5 Solvency................................................................24
        Section 4.6 Asset Contribution......................................................24
        Section 4.7 Disclaimer of Warranties................................................24

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS..................................24
        Section 5.1 Organization of the Investors...........................................24
        Section 5.2 Authority of the Investors..............................................24
        Section 5.3 No Conflict.............................................................25
        Section 5.4 Consents and Approvals..................................................25
        Section 5.5 Absence of Litigation...................................................25
        Section 5.6 Financial Ability.......................................................26
        Section 5.7 Brokers.................................................................26
        Section 5.8 Purchase Entirely for Own Account.......................................26
        Section 5.9 Reliance Upon Investors' Representations................................26
        Section 5.10 Receipt of Information.................................................26
        Section 5.11 Accredited Investor....................................................27
        Section 5.12 Disclaimer of Warranties...............................................27

ARTICLE VI  ADDITIONAL AGREEMENTS...........................................................27
        Section 6.1 Conduct of ROI Business Prior to the Closing Date.......................27
        Section 6.2 Taxes...................................................................28
        Section 6.3 Regulatory and Other Authorizations; Consents...........................28
        Section 6.4 Investigation...........................................................28
        Section 6.5 Access to Properties and Records........................................29
        Section 6.6 Negotiations............................................................29
        Section 6.7 Further Action..........................................................29
        Section 6.8 Notice of Breach........................................................29
        Section 6.9 Contemplated Transfers..................................................30
        Section 6.10 Recapitalization.......................................................30
        Section 6.11 Warrant Issuances......................................................30
        Section 6.12 Employee Benefits Matters..............................................30
        Section 6.13 Guaranty Documentation.................................................31
        Section 6.14 Foreign Qualifications.................................................31

ARTICLE VII  SURVIVAL;  INDEMNIFICATION.....................................................31
        Section 7.1 Survival................................................................31
        Section 7.2 Indemnification by the Parent and Company...............................32
        Section 7.3 Form of Payments Under Section 7.2(a)...................................33
        Section 7.4 Procedures for Indemnification..........................................34
        Section 7.5 Arbitration.............................................................35
        Section 7.6 No Consequential Damages; Exclusive Remedy..............................37
        Section 7.7 Tax Benefit.............................................................37
        Section 7.8 Mitigation..............................................................37

ARTICLE VIII  CONDITIONS TO CLOSING.........................................................37


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
        Section 8.1 Conditions to Obligations of Company and Parent.........................37
        Section 8.2 Conditions to Obligations of the Investors..............................38

ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER...............................................40
        Section 9.1 Termination.............................................................40
        Section 9.2 Effect of Termination...................................................41
        Section 9.3 Waiver..................................................................41

ARTICLE X  GENERAL PROVISIONS...............................................................41
        Section 10.1 Expenses...............................................................41
        Section 10.2 Notices................................................................41
        Section 10.3 Public Announcements...................................................43
        Section 10.4 Headings...............................................................43
        Section 10.5 Severability...........................................................43
        Section 10.6 Entire Agreement.......................................................43
        Section 10.7 Assignment.............................................................43
        Section 10.8 No Third-Party Beneficiaries...........................................44
        Section 10.9 Waivers and Amendments.................................................44
        Section 10.10 Specific Performance..................................................44
        Section 10.11 Governing Law.........................................................44
        Section 10.12 Counterparts..........................................................44



SCHEDULE I - Series A Investors


DISCLOSURE SCHEDULES

    1.1        Permitted Encumbrances
    3.5        Required Consents of the Company
    3.6        Business Activities
    3.7        Subsidiaries
    3.9        Material Contracts
    3.10(a)    Financial Statements
    3.10(b)    Liabilities
    3.11       Absence of Certain Changes
    3.12       Absence of Litigation
    3.13       Compliance with Laws
    3.17(b)    Listed Intellectual Property
    3.17(c)    Licenses
    3.17(d)    Interests in Intellectual Property
    3.17(e)    Software & Intellectual Property
    3.19       Employee Benefit Plans
    3.20       Employees' Identity, Salary & Position; Labor Matters


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
    3.22(a)    Leases; Assignment of any Leases; Legality of Leases
    3.22(b)    Defects or Inadequacies in Leased Property
    3.23       Transactions with Affiliates
    4.4        Filings & Notifications of Parent
    5.8        Purchase Entirely for Own Account
    6.1(b)     Permitted Transactions
    6.12(c)    Transferred Employees
    8.2(b)     Consents required for Closing



EXHIBITS
--------
    A          Amended and Restated Certificate of Incorporation of the Company
    B          Bylaws of the Company
    C          Second Amended and Restated Certificate of Incorporation of the
               Company
    D-1        Ivar Chhina Employment Agreement
    D-2        Brian Moriarty Employment Agreement
    D-3        Michael Sanderson Employment Agreement
    D-4        Sharad Patel Employment Agreement
    E          Guaranty Documentation
    F          Registration Rights Agreement
    G          ROI Business
    H          Stockholders Agreement
    I          Durham Subscription Agreement
    J          Form of Opinion of Willkie Farr & Gallagher
    K          Form of Opinion of Pillsbury Madison and Sutro
    L          Stock Option Plan
    M          Company Certification

                          SECURITIES PURCHASE AGREEMENT


        SECURITIES PURCHASE AGREEMENT, dated as of May 5, 2000, by and among QUADRAMED CORPORATION, a Delaware corporation ("QM"), QUADRAMED OPERATING CORPORATION, a Delaware corporation and wholly-owned subsidiary of QM ("QMOC," and collectively with QM, "Parent"), the investors whose names and addresses are set forth on Schedule I hereto (the "Investors"), and CHARTONE, INC., a Delaware corporation ("Company").

                                    RECITALS:

        WHEREAS, Company owns and operates release of information, file management, on-site staffing, and off-site storage businesses based in San Jose, California; and

        WHEREAS, the Company desires to issue, and the Investors desires to purchase from Company, an aggregate of 2,520,000 shares of Series A Preferred Stock of Company for an aggregate purchase price of $25,200,000.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the Investors, Parent and Company hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        Section 1.1 Certain Defined Terms

        As used in this Agreement, the following terms have the following meanings:

        "Action" means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority or arbitrator.

        "Administrative Services Agreement" means the Administrative Services Agreement, by and between Parent and Company, dated as of May 3, 2000.

        "Affiliate" means, when used with respect to a specified Person, another Person that, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

        "Agreement" means this Securities Purchase Agreement dated as of May 5, 2000 among Parent, the Investors and Company (including the Exhibits and Disclosure Schedules hereto) and all amendments hereto.

        "Arbitrator" has the meaning specified in Section 7.5.

        "Asset Contribution" means the contribution of the assets of the ROI Business by Parent to Company pursuant to the terms of the Contribution Agreement.

        "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the State of California or the State of New York.

        "Business Employee" has the meaning specified in Section 3.20.

        "ChartOne Demand Note A" means that certain Demand Promissory Note, made by Company for the benefit of QMOC on May 3, 2000, in the principal amount of $9,950,000.

        "ChartOne Demand Note B" means that certain Demand Promissory Note, made by Company for the benefit of QMOC on May 3, 2000, in the principal amount of $2,000,000.

        "ChartOne Demand Notes" means ChartOne Demand Note A and ChartOne Demand Note B.

        "Closing" has the meaning specified in Section 2.3.

        "Closing Date" has the meaning specified in Section 2.3.

        "Common Stock" means the Common Stock, par value $0.001 per share, of Company.

        "Company Documents" has the meaning specified in Section 3.1.

        "Company Event of Breach" has the meaning specified in Section 7.2.

        "Contract" means and includes all contracts, subcontracts, agreements, leases, options, notes, bonds, mortgages, indentures, deeds of trust, collateral assignments of lease and rights, guarantees, licenses, franchises, purchase orders, sales orders and commitments of every kind, written or oral.

        "Contribution Agreement" means the Asset Contribution Agreement, dated as of May 3, 2000, by and between Parent and Company.

        "Contribution Date" means the date on which the assets of the ROI Business were contributed by Parent to Company pursuant to the terms of the Contribution Agreement.

        "Disclosure Schedules" means the Disclosure Schedules delivered to the Investors by Parent pursuant to this Agreement.

        "Disputes" has the meaning specified in Section 7.5(a).

        "Disputing Person" has the meaning specified in Section 7.5(b).

        "Durham Subscription Agreement" has the meaning specified in Section 2.3(f).

        "Escrow Agreement" means an escrow agreement in connection with the obligations to make payments under the Health+Cast Guaranty, in such form as shall be reasonably acceptable to the parties hereto.

        "Employee Benefit Plan" has the meaning specified in Section 3.19.

        "Employment Agreements" means the employment agreements to be entered into between Company and each of Ivar Chhina, Brian Moriarty, Michael Sanderson and Sharad Patel, substantially in the form of Exhibits D-1, D-2, D-3 and D-4.

        "Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use or other encumbrance of any kind.

        "Environmental Claims" means written demands, written claims, notices of noncompliance, violation or liability, actions, suits, proceedings, consent orders or consent agreements arising under or relating to Environmental Laws, Environmental Permits or Hazardous Materials.

        "Environmental Law" means any Law relating to pollution, natural resources or protection of the environment.

        "Environmental Permit" means any permit, approval, identification number, registration, license or other authorization required under any applicable Environmental Law.

        "ERISA" has the meaning specified in Section 3.19.

        "Final Determination" has the meaning specified in Section 7.5(e).

        "Foreign Qualifications" has the meaning specified in Section 3.1(c).

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Authority" means any United States federal, state or local government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

        "Governmental Order" means any order, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority and expressly naming Parent, any of its Affiliates, the ROI Division, Company, Subsidiary or the ROI Business.

        "Guaranty Documentation" means the agreements or other documentation evidencing (i) assumption by Company of the obligations under the Health+Cast Guaranty (in no event to exceed $12,500,000) and (ii) the Investors' obligation to support such guaranty obligations of

Company, substantially in the form of Exhibit E, or in such other form as shall be reasonably acceptable to the Investors and Imperial Bank and (iii) the Escrow Agreement.

        "Hazardous Materials" means any chemical, substance or waste regulated or identified as toxic or hazardous under any Environmental Law or petroleum, including crude oil or any fraction, or natural gas, including liquids and synthetic gas usable for fuel.

        "Health+Cast" means Health+Cast, L.L.C., a Delaware corporation.

        "Health+Cast Guaranty" has the meaning specified in Section 8.1(d).

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "Income Taxes" means all (x) Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts or profits (including, but not limited to, any capital gains, minimum taxes and any Taxes on items of tax preference, but not including sales, use, goods and services, real or personal property transfer or other similar Taxes) or (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (i) above and (y) withholding taxes measured by, or calculated with respect to, any payments or distributions.

        "Intellectual Property" means: (i) the service mark "CHARTONE," (ii) the domain names listed in Schedule 3.17(b) and (iii) the Software.

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

        "Investor Documents" has the meaning specified in Section 5.2.

        "Investor Indemnitee" has the meaning specified in Section 7.2.

        "Investor Losses" has the meaning specified in Section 7.2.

        "IRS" means the United States Internal Revenue Service.

        "Knowledge of Company" means the actual knowledge after reasonable inquiry of John V. Cracchiolo, Keith M. Roberts, Ivar S. Chhina, James Durham, Brian Moriarty, Michael Sanderson and Sharad Patel.

        "Law" means any United States federal, state, local statute, law, ordinance, regulation, rule, code, order or rule of common law.

        "Leased Property" has the meaning specified in Section 3.22(a).

        "Leases" has the meaning specified in Section 3.22(a).

        "License Agreements" has the meaning specified in the Contribution Agreement.

        "Licenses" means all of the licenses, permits and other governmental authorizations required for the operation of the ROI Business.

        "Material Adverse Effect" means any change, circumstance, or effect that is materially adverse to the business, assets, condition (financial or otherwise) or results of operations of Company or the ROI Division, or prospects of the ROI Business as it is currently being conducted; provided, however, that any adverse change, circumstance or effect that is primarily caused by conditions affecting the United States economy as a whole or that affects Parent but does not directly affect Company or the ROI Division shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect".

        "Material Leases" means the Leases by and between (i) Parent and Spieker Properties, L.P., dated as of June 23, 1999, (ii) Parent and Jessup/Columbia Limited Partnership, dated as of December 2, 1999 and (iii) Parent and Principal Life Insurance Company, dated as of March 10, 1999.

        "Multiemployer Plan" has the meaning specified in Section 3.19.

        "Notice of Arbitration" has the meaning specified in Section 7.5(b).

        "Pension Plan" has the meaning specified in Section 3.19.

        "Parent Documents" has the meaning specified in Section 4.2.

        "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable or the validity of which is being contested in good faith; (b) Encumbrances that arise by operation of law, such as materialmen's, mechanics', workmen's', repairmen's. warehousemen's and carrier's liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) the Encumbrances listed on Schedule 1.1 and (e) Encumbrances arising after the date hereof in the ordinary course of business.

        "Person" means any individual, partnership, firm, corporation, association, trust, limited liability company, unincorporated organization, Governmental Authority or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

        "Preferred Stock" means the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

        "Registration Rights Agreement" means the Registration Rights Agreement with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, substantially in the form of Exhibit F.

        "Required Consents" has the meaning specified in Section 3.5.

        "ROI Business" means the release of information, file management, on-site staffing, and off-site storage businesses of Company and Subsidiary, all as more fully described in Exhibit G.

        "ROI Division" means the ROI Business, as conducted by Parent prior to the Contribution Date.

        "ROI Division Financial Statements" means the unaudited balance sheet of the ROI Division as of, and the unaudited statement of income for, (i) the year ended December 31, 1999 and (ii) the quarter ended March 31, 2000.

        "Second Amended and Restated Charter" means the Second Amended and Restated Certificate of Incorporation of Company, substantially in the form of Exhibit C.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Series A Preferred Stock" has the meaning specified in Section 2.1.

        "Series A Purchase Price" has the meaning specified in Section 2.2.

        "Series B Preferred Stock" means the Series B Convertible Preferred Stock, par value $0.01 per share, of Company.

        "Series C Preferred Stock" means the Series C Convertible Preferred Stock, par value $0.01 per share, of Company.

        "Software" means the software assigned or licensed to the Company pursuant to the Software Assignment Agreement and the License Agreements (as defined in the Contribution Agreement), in source or object code form, including all corresponding documentation.

        "Software Assignment Agreement" means the assignment conveying from Parent to Company the internally-developed software assets set forth on Schedule 3.17(e).

        "Stockholders Agreement" means the Stockholders Agreement, by and among Parent, the Investors, Company and certain management investors, substantially in the form of Exhibit H.

        "Stock Option Plan" has the meaning specified in Section 3.2.

        "Subsidiary" means American ChartGuard Corporation, a Texas corporation and a wholly-owned subsidiary of Company.

        "Tax" or "Taxes" means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

        "Tax Return" means all federal, state, local and foreign returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes, including any amendments thereto.

        "Transaction Documents" means this Agreement, the Guaranty Documentation, the Employment Agreements, the Registration Rights Agreement and the Stockholders Agreement.

        "Y2K-Compliant" means able to provide specific dates and calculate spans of dates, and to record, store, process and provide true and accurate dates and calculations for dates and spans of dates, in and between the twentieth and twenty-first centuries, at least as effectively as within the twentieth century.

        Section 1.2 Other Definitional Provisions

        Unless the context requires otherwise, references to "Articles" and "Sections" are to the Articles or Sections of this Agreement, and references to "Exhibits" and "Schedules" are to the Exhibits and Disclosure Schedules annexed hereto. Any of the terms defined in this Article 1 may, unless the context requires otherwise, be used in the singular or the plural depending on the reference. Wherever used herein, the masculine pronoun shall include the feminine and the neuter, as appropriate in the context. With respect to any matter or thing, "including" or "includes" means including but not limited to such matter or thing.

        Section 1.3 Parent

        "Parent" shall mean QM and QMOC collectively, and any liability assumed or obligation undertaken by Parent hereunder shall be the joint and several liability or obligation of QM and QMOC.

                                   ARTICLE II
                         PURCHASE AND SALE OF SECURITIES

        Section 2.1 Authorization of Preferred Stock

        Company has authorized and created a series of its Preferred Stock consisting of 7,500,000 shares, $0.01 par value per share, designated as its "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The terms, limitations and relative rights and preferences of the Series A Preferred Stock are set forth in the Amended and Restated Certificate of Incorporation of the Company, a copy of which is attached hereto as Exhibit A, which shall be superseded prior to the Closing Date by the Second Amended and Restated Charter, a copy of which is attached hereto as Exhibit C.

        Section 2.2 Initial Issuance of Preferred Stock

        Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company's and the Investors' representations set forth below, on the Closing Date (as defined below) the Company shall sell to the Investors, and the Investors shall purchase from the Company, the number of shares of Series A Preferred Stock, and at the aggregate purchase prices (each a "Series A Purchase Price"), set forth opposite their respective names on Schedule I (such shares, collectively, the "Shares"). The Series A Purchase Price will be paid in the form of (i) cash in the amount of $24,950,000, and (ii) satisfaction by the Investors of an obligation of Company in the amount of $250,000, which to the extent not used for such purposes will be paid in cash. Such sales and purchases shall be effected on the Closing Date by the Company executing and delivering to each of the Investors, duly registered in its name, a duly executed stock certificate evidencing Shares being purchased by it, against delivery by each of the Investors to the Company of the Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate prior to the Closing Date. The Company's agreements with each of the Investors are separate agreements, and the sales to each of the Investors are separate sales.

        Section 2.3 Closing

        Subject to the terms and conditions of this Agreement, the closing of such sale and purchase (the "Closing") shall take place at 10:00 a.m., New York time, on the day three (3) Business Days after such time as the conditions to Closing set forth in Article VIII hereof (other than conditions with respect to actions the respective parties will take at the Closing itself) are satisfied, or at such other time or on such other date as Company, Parent and the Investors may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date") at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York. At the Closing:

        (a) The Investors shall severally pay the Series A Purchase Price to Company by wire transfer of immediately available funds to the account designated at least two Business Days prior to the Closing Date by Company in a written notice to each of the Investors;

        (b) Company shall issue and deliver to each Investor one or more certificates representing the shares of Series A Preferred Stock to be purchased by such Investor;

        (c) Company shall pay to Parent $9,950,000 (subject to adjustment pursuant to Section 10.1) in cash in full satisfaction of ChartOne Demand Note A;

        (d) Company shall pay $2,000,000 in cash in full satisfaction of ChartOne Demand Note B (the "Note B Payment"); such portion of the Note B Payment as shall be required by Imperial Bank to be deposited into escrow in connection with the Guaranty Documentation shall be so deposited, subject to the terms of the Escrow Agreement and the other Guaranty Documentation; and such portion of the Note B Payment as shall not be required by Imperial Bank to be deposited into escrow in connection with the Guaranty Documentation shall be paid to Company;

        (e) Company, Parent and the Investors shall execute and deliver to each other the Registration Rights Agreement and the Stockholders Agreement;

        (f) Company, the Investors and Imperial Bank shall execute and deliver to each other (or otherwise make effective) the Guaranty Documentation; and

        (g) James Durham and Company shall execute and deliver to each other a Subscription Agreement for 181,000 shares of Common Stock, substantially in the form attached hereto as Exhibit I (the "Durham Subscription Agreement").

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

        Company hereby represents and warrants to the Investors, except as set forth on the correspondingly numbered Schedule, as follows:

        Section 3.1 Organization of Company

        (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, operate or lease its properties and assets and to carry on the ROI Business as now conducted and as proposed to be conducted, to execute and deliver each of the Transaction Documents to which it is a party (the "Company Documents"), to issue and sell the Series A Preferred Stock and the Common Stock issuable upon conversion thereof, and to carry out the provisions of the Company Documents and the Amended and Restated Certificate of Incorporation of Company.

        (b) Attached hereto as Exhibits A and B, respectively, are true and complete copies of the Amended and Restated Certificate of Incorporation and Bylaws of Company, as amended through the date hereof (collectively, the "Organizational Documents").

        (c) Company has filed, or will have filed by the Closing, all necessary documents to qualify to do business as a foreign corporation (the "Foreign Qualifications") in, and Company is in good standing under the laws of, each jurisdiction in which the conduct of Company's business or the nature of the property owned requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

        Section 3.2 Capital Stock of Company

        The authorized capital stock of Company consists of 15,000,000 shares of Common Stock and 10,830,000 shares of Preferred Stock, of which 7,500,000 shares have been designated Series A Preferred Stock, 2,130,000 shares have been designated Series B Preferred Stock and 1,200,000 shares have been designated Series C Preferred Stock. The rights, privileges and preferences of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are as stated in the Certificate of Designations. As of the date hereof, one share of Common Stock, no shares of Series A Preferred Stock, 2,130,000 shares of Series B Preferred Stock and 1,200,000 shares of Series C Preferred Stock are issued and outstanding. All the outstanding shares of capital stock of Company have been duly and validly issued and are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, and any relevant state securities laws or pursuant to valid exemptions therefrom. Other than pursuant to the Transaction Documents, the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and, as of the Closing Date, the Durham Subscription Agreement and exercise privileges under the stock option plan of Company substantially in the form of Exhibit L hereto (the "Stock Option Plan"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character issued or authorized by Company relating to the issued or unissued capital stock of Company or obligating Company to issue or sell any shares of capital stock of, or other equity interests in, Company. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except pursuant to the Transaction Documents or otherwise contemplated by this Agreement, there are no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person. When issued in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable shares of capital stock of Company, free of any preemptive or similar rights except as set forth in the Stockholders Agreement. When issued in accordance with terms of the Certificate of Designations, the shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of Company, free of any preemptive or similar rights except as set forth in the Stockholders Agreement.

        Section 3.3 Authority of Company

        Company has all necessary power and authority and full legal capacity to enter into each of the Company Documents, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Company Documents by Company, the performance by Company of its obligations hereunder and thereunder, and the consummation by Company of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of Company, and no other proceedings on the part of Company are necessary to authorize the Company Documents or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Company, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, except to the extent that enforcement hereof may be limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting creditors' rights generally and general equitable principles.

        Section 3.4 No Conflict

        Assuming all Required Consents have been obtained, and except as may result from any facts or circumstances relating solely to the Investors, the execution, delivery and performance of the Company Documents by Company do not and will not (a) violate or conflict with the organizational or constitutive documents of Company or Subsidiary, (b) conflict with or violate any Law or Governmental Order applicable to Company or Subsidiary, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Company, Subsidiary or the ROI Business pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Company or Subsidiary is a party or by which any of the ROI Business is bound or affected, except for such breaches or defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

        Section 3.5 Consents and Approvals

        Except (a) pursuant to applicable requirements of the HSR Act, (b) as may be necessary as a result of any facts or circumstances relating solely to the Investors, (c) where the failure to obtain such consents, approvals, authorizations, licenses, orders or permits, or to make such declarations, filings, registrations or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (d) for any filings, consents, approvals, authorizations on other actions set forth in
Schedule 3.5 (the "Required Consents"): no consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Person is required to be made or obtained (i) by Company or Subsidiary in connection with the execution, delivery and performance by Company of the Company Documents and the consummation of the transactions contemplated hereby and thereby or (ii) by Parent in connection with the Asset Contribution or the execution, delivery and performance by Parent of the Contribution Agreement, the documents contemplated thereby or consummation of the transaction contemplated thereby.

        Section 3.6 No Business Activities.

        Except as set forth in Schedule 3.6, prior to the Contribution Date, Company did not conduct any activities other than in connection with the organization of Company, the negotiation of the Contribution Agreement and the consummation of the transactions contemplated thereby. Prior to the Contribution Date, Company had no liabilities of any kind.

        Section 3.7 Subsidiaries

        (a) Except for Subsidiary, Company does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity. Company is not a participant in any joint venture, partnership or similar arrangement.

        (b) Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. True and complete copies of the Certificate of Incorporation and Bylaws of Subsidiary, as amended through the date hereof, and the complete minutes of all meetings of shareholders and the board of directors of Subsidiary have been provided to the Investors. Subsidiary has all requisite power and authority to own, operate or lease its properties and assets and to conduct its business.

        (c) Subsidiary has filed all necessary documents to qualify to do business as a foreign corporation in, and Subsidiary is in good standing under the laws of, each jurisdiction in which the conduct of Subsidiary's business or the nature of the property owned requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

        (d) The authorized capital stock of Subsidiary consists of 20,000 shares of common stock, par value $0.01 per share ("Subsidiary Common Stock"). As of the date hereof, only 1,000 shares of Subsidiary Common Stock were issued and outstanding. All of the issued and outstanding capital stock of Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, was issued in accordance with the registration or qualification provisions of the Securities Act, and any relevant state securities laws or pursuant to valid exemptions therefrom, and is owned by Company free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity. There are no options, warrants or other rights, agreements, arrangements or commitments of any character issued or authorized by Subsidiary relating to the issued or unissued capital stock of Subsidiary or obligating Subsidiary to issue or sell any shares of capital stock of, or other equity interests in Subsidiary. There are no outstanding contractual obligations of Subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

        Section 3.8 Title

        Assuming receipt of the Required Consents (except, as of the Closing, as to the Material Leases), each of Company and Subsidiary has good and marketable title to its properties and assets and good title to all its leasehold estates, free and clear of all Encumbrances except for Permitted Encumbrances. Except for the services to be provided under the Administrative Services Agreement, the software licensed under the License Agreements, and general management and administrative support provided by Parent, (a) the assets of Company constitute all the assets used to carry on the ROI Business immediately prior to and as of the date hereof and (b) as of the Closing, the assets of Company will constitute all of the assets used to carry on the ROI Business immediately prior to and as of the date thereof, except for assets disposed of in the ordinary course of business since the date hereof.

        Section 3.9 Material Contracts

        (a) Schedule 3.9(a) lists each of the following contracts and agreements, whether oral or written, to which Parent, Company, Subsidiary or any of their respective Affiliates is a party as of the date hereof and will be a party as of the Closing Date (except for such Contracts entered into in the ordinary course of business since the date hereof) and which exclusively relates to the ROI Business (the "Material Contracts"):

                (i) each contract and agreement for the purchase of goods or for the furnishing of services to Parent or Company under the terms of which Parent or Company is obligated to pay or otherwise give consideration of more than $100,000 in any 12 month period;

                (ii) each contract and agreement for the sale of goods or services by Parent or Company which is likely to involve payment to Parent or Company of more than $100,000 in any twelve (12) month period;

                (iii) all contracts and agreements relating to indebtedness for borrowed money in excess of $100,000 of Parent or Company;

                (iv) all contracts and agreements that limit or purport to limit the ability of Parent or Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

                (v) each lease of real property involving more than 1,000 square feet;

                (vi) each lease of personal property involving more than $100,000 in the aggregate of rent over any 12 month period;

                (vii) [Intentionally Omitted].

                (viii) each contract for the employment or engagement as an independent contractor of any Person on a full-time, part-time, consulting or other basis requiring Parent or Company to make payments of more than $75,000 in the aggregate over any 12-month period, other than any contract that is terminable at will and the Employment Agreements;

                (ix) each contract or indenture mortgaging, pledging or otherwise placing a material Encumbrance on any of the properties, assets or leasehold estates of Company with a value in excess of $25,000;

                (x) any material license agreement, other than any license agreement for standard office software;

                (xi) any other contract which is material to the ROI Business and obligates Parent or Company to make payments in excess of $100,000 in the aggregate over any twelve (12) month period.

        (b) Company has made available to the Investors or their representatives true and complete originals or copies of all Material Contracts. To the Knowledge of Company, each Material Contract is valid and binding on the respective parties thereto and is in full force and effect and, upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence, assuming all Required Consents are obtained. To the Knowledge of Company, neither Parent, Company nor Subsidiary is in breach of, or default under, any Material Contract.

        (c) Except as set forth in Schedule 3.9(c), to the Knowledge of Company no other party to any Material Contract is in breach thereof or default thereunder.

        (d) There is no contract, agreement or other arrangement granting any Person (other than the Investors) any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the assets of the ROI Business.

        Section 3.10 Financial Statements

        (a) Except as set forth on Schedule 3.10(a), the ROI Division Financial Statements included in Schedule 3.10(a) fairly present in all material respects the financial position of the ROI Division as of December 31, 1999 and as of March 31, 2000 and the related statements of income for the fiscal period ended on such dates fairly present in all material respects the results of operations of the ROI Division for the periods indicated, in each case as the ROI Division functions as a division within Parent's consolidated group of companies, with such exclusions and adjustments as are usual and customary in presenting the financial position and results of operations, respectively, of a division within a consolidated group of companies, such as exclusions for taxes and sales, marketing, human resources and general and administrative expenses, subject to normal year-end adjustments in accordance with the determination of Company's independent auditors.

        (b) Except as and to the extent set forth on the balance sheet dated March 31, 2000 included in the ROI Division Financial Statements, or disclosed in Schedule 3.10(b), neither Company nor Subsidiary has any liabilities that are of a nature that would be required to be disclosed on a balance sheet prepared in conformity with GAAP, other than liabilities incurred in the ordinary course of business since March 31, 2000 or any individual liability not in excess of $50,000.

        Section 3.11 Absence of Certain Changes

        (a) Except as set forth in Schedule 3.11, (1) from December 31, 1999 to the Contribution Date, Parent operated the ROI Business in the ordinary course of business and consistent with past practice; (2) since the Contribution Date, Company has operated the ROI Business in the ordinary course of business and consistent with past practice and (3) since December 31, 1999 neither Parent nor Company has:

                (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) relating to the operations of any of the ROI Business except in the ordinary course of business consistent with past practice;

                (ii) failed to discharge or satisfy any Encumbrance or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise) arising from the operation of the ROI Business, other than Permitted Encumbrances and except in the ordinary course of business consistent with past practice;

                (iii) sold or transferred any of the assets of the ROI Business material to the ROI Business or canceled any debts or claims or waived any rights material to the ROI Business relating to the operations of the ROI Business, except in the ordinary course of business consistent with past practice;

                (iv) defaulted on any material obligation relating to the operations of the ROI Business;

                (v) written down the value of any inventory or written off as uncollectible any accounts receivable specifically relating to the ROI Business or any portion thereof not reflected in the balance sheet included in the ROI Business Financial Statements, except in the ordinary course of business consistent with past practice;

                (vi) granted any increase in the compensation or benefits of exempt employees of the ROI Business other than increases in accordance with past practice not exceeding 8% or entered into any employment or severance agreement or arrangement with any of them;

                (vii) made any single capital expenditure in excess of $50,000, or additions to property, plant and equipment used in the operations of the ROI Business other than ordinary repairs and maintenance; or

                (viii) entered into any agreement or made any commitment to do any of the foregoing.

        Section 3.12 Absence of Litigation

        Except as set forth in Schedule 3.12 (a) there are no Actions pending or, to the Knowledge of Company, threatened against Company, Subsidiary or the ROI Business and (b) neither Company, Subsidiary nor the ROI Business is subject to any Governmental Order.

        Section 3.13 Compliance with Laws

        (a) Company, Subsidiary and the ROI Business are in compliance with all applicable Laws, except as set forth in Schedule 3.13 or where the failure to comply would not reasonably be expected to have a Material Adverse Effect. Neither Company, Subsidiary nor Parent have received any written notice to the effect that Company, Subsidiary or the ROI Business is not in compliance with any applicable Laws.

        (b) Company, Subsidiary and the ROI Business have obtained or filed timely application for all Licenses and Environmental Permits required under applicable Laws (other than with respect to the Foreign Qualifications prior to the Closing). Other than the Foreign Qualifications prior to the Closing, the Licenses and Environmental Permits are valid, in full force and effect, and sufficient and adequate in all respects to permit the continued lawful conduct of the business and operations of Company, Subsidiary and the ROI Business in the manner now conducted. No License or Environmental Permit of Company, Subsidiary or the ROI Business will in any way be affected by, or terminate or lapse by reason of, execution of the Transaction Documents, or performance of the transactions contemplated thereunder.

        Section 3.14 Environmental Matters

        There has been no release or threatened release of any Hazardous Material which would reasonably be expected to result in any material Environmental Claim or liability against Company, Subsidiary or the ROI Business. Neither Company, Subsidiary nor the ROI Business is subject to (i) any material contractual obligations relating to Environmental Laws or (ii) any material capital expenditures arising under or relating to Environmental Laws. Company, Subsidiary and the ROI Business are in compliance in all material respects with all applicable Environmental Laws and all Environmental Permits and there are no Environmental Claims pending or, to the Knowledge of Company, threatened against Company, Subsidiary or the ROI Business.

        Section 3.15 Brokers

        Except for Warburg Dillon Read LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Company or Subsidiary. The fees of Warburg Dillon Read LLC in connection with the transactions contemplated by this Agreement are payable entirely by Parent.

        Section 3.16 Taxes

        (a) Company and Subsidiary have prepared in good faith and timely filed all Tax Returns required to be filed by any of them, and all such filed Tax Returns (if any) are complete and accurate in all material respects.

        (b) Each of Company and Subsidiary as of the date hereof has, and as of the Closing Date will have, (x) paid all Taxes that it is required to pay as of the date hereof or thereof and (y) withheld all federal, state and local income taxes, FICA, FUTA and other Taxes, including, without limitation, similar foreign Taxes, required to be withheld as of the date hereof or thereof from amounts owing to any employee, creditor or other person.

        (c) There are no unresolved claims or outstanding proposed or assessed deficiencies concerning Tax liability of Company or Subsidiary.

        (d) None of Company's or Subsidiary's assets is "tax-exempt use property" within the meaning of section 168(h) of the Internal Revenue Code.

        (e) Parent has withheld and (to the extent such withheld amounts are due to be paid) paid all Taxes related to the ROI Division and required to be withheld as of the date hereof with respect to amounts paid or owing to any employee, creditor, independent contractor or other third party.

        Section 3.17 Intellectual Property and Software

        (a) To the Knowledge of Company, Company and Subsidiary own all right, title and interest in and to, or have a valid and enforceable license to use all the Intellectual Property used by the ROI Business, which represents all intellectual property rights used to carry on the ROI Business (i) immediately prior to and as of the date hereof and (ii) as of the Closing, immediately prior to and as of the date thereof, except for intellectual property rights disposed of in the ordinary course of business since the date hereof. To the Knowledge of Company, there are no infringements of any Intellectual Property by any third party and the conduct of the ROI Business as currently conducted does not infringe any intellectual property or other proprietary right of any third party. There is no claim, suit, action or proceeding pending or, to the Knowledge of Company, threatened against Company or Subsidiary: (i) alleging any infringement with any third party's intellectual property or other proprietary rights or (ii) challenging Company's or Subsidiary's ownership or use of, or the validity or enforceability of any Intellectual Property.

        (b) Schedule 3.17(b) sets forth a complete and current list of registrations/patents or applications pertaining to the Intellectual Property ("Listed Intellectual Property") filed by Parent or Company. Except as described in Schedule 3.17(b) and the domain names listed in Schedule 3.17(b), all Listed Intellectual Property is owned by or licensed to the Company or Subsidiary, free and clear of security interests, liens, encumbrances or claims of any nature.

        (c) Schedule 3.17(c) sets forth a complete list of all: (i) licenses, sublicenses and other agreements in which the Company or Subsidiary has granted to any person the right to use the Intellectual Property; and (ii) all other consents, indemnifications, forbearances to sue, settlement agreements and licensing or cross-licensing arrangements to which the Company or Subsidiary is a party relating to the Intellectual Property or the proprietary rights of any third party. Except as set forth in Schedule 3.17(c), or as contemplated by this Agreement, the Company and Subsidiary are not under any obligation to pay royalties or other payments in excess of $100,000 in any twelve (12) month period in connection with any license, sublicense or other agreement relating to the Intellectual Property.

        (d) Except as set forth on Schedule 3.17(d), to the Knowledge of Company no former or present employee, officer or director of Company or Subsidiary, nor any agent or outside contractor of Parent, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property.

        (e) The Software used by Company or Subsidiary that is material to the conduct of the ROI business as now conducted (other than standard office software) is listed on Schedule 3.17(e). Except as set forth on Schedule 3.17(e), Company or Subsidiary owns or holds valid licenses to use, such Software and except as listed on Schedule 3.17(e) of the Disclosure Schedule, Company and Subsidiary have not sold, licensed, leased or otherwise transferred or granted any interest or rights in or to any portion thereof. To the Knowledge of Company, none of the Software used by Company, nor any use thereof, conflicts with, infringes upon or violates any intellectual property or other proprietary right of any other Person and, to the Knowledge of Company, no claim, suit, action or other proceeding with respect to any such infringement or violation is threatened or pending.

        Upon consummation of the transactions contemplated by this Agreement, Company or Subsidiary's ownership of the Software owned by it will not be impaired and be free and clear of all claims, liens and encumbrances and, with respect to all agreements for the lease or license of Software which require consents or other actions as a result of the consummation of the transactions contemplated by this Agreement in order for Company or Subsidiary to continue to use and operate such Software after the Closing Date, Company or Subsidiary will have obtained such consents or taken such other actions so required.

        Any programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship ("Works") that were created by employees of the ROI Division, of Company or of Subsidiary were made in the regular course of such employees' employment or service relationships with the ROI Division, Company or its Subsidiary using the ROI Division's, Company's or Subsidiary's facilities and resources and, as such, constitute works made for hire or made by contractors that will, as of the Closing Date, be subject to a written agreement under which such contractors assigned such Works to the Company. Each such employee who has created Works or any employee who in the regular course of his employment may create Works and all consultants will, as of the Closing Date, have signed an assignment or similar agreement with Company or Subsidiary confirming Company's ownership or, in the alternate, transferring and assigning to the Company all right, title and interest in and to such programs, modifications, enhancements or other inventions including copyright and other intellectual property rights therein.

        Section 3.18 Year 2000

        To the Knowledge of Company with due inquiry, all items, products, Software, components and systems used in the operation of the ROI Business, which incorporate the processing of dates or date-related data (including, but not limited to, representing, calculating, comparing and sequencing), including, but not limited to, computer systems, infrastructure items, software applications, hardware and related equipment and utilities ("Components"), are in all material respect Y2K-Compliant. To date, there have been no instances in which any Components have failed in any material respect to be Y2K-Compliant.

        Section 3.19 Employee Plans; ERISA

        Schedule 3.19 sets forth all "employee benefit plans", as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee benefit arrangements or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by Company or any Affiliate or that Company or any Affiliate is obligated to contribute thereunder for current or former employees of the ROI Business (the "Employee Benefit Plans"). None of the Employee Benefit Plans are sponsored or administered by Company. The Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Internal Revenue Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations. Other than the pension and welfare plans maintained for the benefit of the employees of the ROI Business who are members of the 1199, National Health and Human Service Employees Union (the "Union Plans"), (i) none of the Employee Benefit Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan"), or a single employer defined benefit pension plan that is subject to Title IV of ERISA ("Pension Plan"), and (ii) neither Company, Parent nor any trade or business (whether or not incorporated) which is or has ever been under control or treated as a single employer with Company or Parent under Section 414(b), (c), (m), or
(o) of the Internal Revenue Code (an "ERISA Affiliate") has, or could reasonably be expected to have, any liability in respect of any Multiemployer Plan or Pension Plan.

        Section 3.20 Labor Matters

        (a) Schedule 3.20(a) sets forth the number of persons employed by Company, Subsidiary and the ROI Business as of March 31, 2000 (each, a "Business Employee"), along with each such employee's job category and job location. Prior to the Contribution Date, Company did not employ any employees.

        (b) No Business Employee is represented by any labor organization and there are no labor or collective bargaining agreements that pertain to the Business Employees except as set forth in Schedule 3.20(b). No labor organization or group of Business Employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to the Knowledge of Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.

        (c) There are no strikes, work stoppages, slowdowns, lockouts, arbitrations or similar labor disputes pending or, to the Knowledge of Company, threatened against or involving the Business Employees. There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of Company, threatened by or on behalf of any Business Employee which, either individually or collectively, would reasonably be expected to be in excess of Seventy Five Thousand Dollars ($75,000). Except as set forth in Schedule 3.20(c), there are no complaints, charges or claims against Company that are pending or, to the Knowledge of Company, threatened to be brought or filed with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Company of any Business Employee in which the liability, either individually or collectively, of Company would reasonably be expected to be in excess of Seventy Five Thousand Dollars ($75,000).

        (d) To the Knowledge of Company, Company and its Affiliates are in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar employment tax.

        Section 3.21 Insurance

        Company and Subsidiary and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent and adequate when considered in light of the nature of the properties and businesses of Company and Subsidiary. Company and Subsidiary have made available a true, complete and accurate copy of all such policies to the Investors. As of the date hereof, all such policies are in full force and effect, underwritten by financially sound and reputable insurers and sufficient for all applicable requirements of law. Company and Subsidiary shall maintain the coverage under all such policies in full force and effect through the Closing Date, or shall have replaced such policies with policies of comparable or greater coverage. Company and its Subsidiary are not in default under any provisions of any such policy of insurance that is reasonably likely to result in cancellation of such policy of insurance nor have received notice of cancellation or threatened cancellation of any such insurance. As of the date hereof, there is no claim pending by Company under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

        Section 3.22 Real Estate

        (a) Schedule 3.22(a) contains a true and correct description, including, to the Knowledge of Company, the correct name, address and telephone number of the respective landlord, of all real property leases, subleases, and occupancy agreements, together with any amendments thereto (the "Leases"), with respect to
(i) all of the real property leased by Company, or leased by Parent and used or occupied in connection with the ROI Business (collectively, the "Leased Property"), and (ii) all real property leased or subleased by Company, as lessor or sublessor, to third parties. True, complete and accurate copies of the Leases have been delivered to the Investors. Each of the Leases is in full force and effect without modification or amendment from the form delivered and is valid, binding and enforceable against the lessee in accordance with their respective terms. Except as disclosed on Schedule 3.22(a), neither Parent nor Company has assigned its interest under any Lease, or subleased all or any part of the space demised thereby, to any third party. No option has been exercised under any of such Leases, except any option whose exercise has been documented by a written document, a true, complete and accurate copy of which has been delivered to the Investors with the corresponding Lease. Neither Parent nor Company nor, to the Knowledge of Company, any of the other parties to the Leases, is in default under any of the Leases, and no amount due under the Leases remains unpaid; to the Knowledge of Company, (i) no controversy, claim dispute or disagreement exists between the parties to the Leases, and (ii) no event has occurred which with the passage of time or giving of notice, or both, would constitute a default thereunder. The lessor under each Lease has completed all tenant improvement work and other alterations required to be performed by the lessor pursuant to the Lease. Except as otherwise set forth in Schedule 3.22(a), assuming receipt of all Required Consents no Lease or sublease will cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of such transactions constitute a breach or default under such Lease or sublease or otherwise give the landlord the right to terminate such Lease or sublease.

        (b) Except as set forth in Schedule 3.22(b), neither Parent nor Company has received any written notice from any insurance carrier regarding defects or inadequacies in the Leased Property which, if not corrected, would result in the termination in the insurance coverage thereof or an increase in the cost thereof.

        (c) All brokerage commissions and other compensation and fees payable by Company or Parent and relating to the Leases have been paid in full.

        (d) To the Knowledge of Company, all improvements on the Leased Property conform in all material respects to all applicable federal, state and local laws, zoning, land use and building ordinances and health and safety ordinances (including, without limitation, the Americans with Disabilities Act), and neither Parent nor Company has received written notice of any violations of such laws or ordinances. All improvements on the Leased Property are in good condition and repair and have not suffered any casualty or other material damage that has not been repaired in all material respects. To the Knowledge of Company, there is no material latent or patent structural, mechanical or other significant defect, soil condition or deficiency in the improvements located on the Leased Property.

        (e) Parent does not hold fee title to any real property used in the ROI Business, and Company does not hold fee title to any real property.

        Section 3.23 Transactions with Directors, Officers and Affiliates

        Except as set forth on Schedule 3.23, to the Knowledge of Company, (a) since the Contribution Date, none of the officers or directors of Company or its Subsidiary, or any spouse or relative of any of such persons, has been a director or officer of, or has had more than a 10% direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of the Company or has competed with or been engaged in any business of the kind being conducted by the Company, and (b) no Affiliate of Company or Subsidiary owns or has any rights in or to any of the assets, properties or rights used by Company or Subsidiary in the ordinary course of its business.

        Section 3.24 Disclaimer of Warranties

        Other than as specifically set forth in this Agreement, Company makes no representation or warranty. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to the Investors, except as set forth on the correspondingly numbered Schedule, as follows:

        Section 4.1 Organization of Parent

        Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware.

        Section 4.2 Authority of Parent

        Parent has all necessary power and authority and full legal capacity to enter into each of the Company Documents, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents to which it is a party (the "Parent Documents") by Parent, the performance by Parent of its obligations hereunder and thereunder, and the consummation by Company of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except to the extent that enforcement hereof may be limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting creditors' rights generally and general equitable principles.

        Section 4.3 No Conflict

        Assuming all consents, approvals, authorizations and other actions described in Section 4.4 have been obtained and all filings and notifications listed in Schedule 4.4 have been made, and except as may result from any facts or circumstances relating solely to the Investors, the execution, delivery and performance of each of the Parent Documents by Parent do not and will not (a) violate or conflict with the Certificate of Incorporation, Certificate of Designations or Bylaws of Parent, (b) conflict with or violate any Law or Governmental Order applicable to Parent or its assets or (c) assuming receipt of all Required Consents, result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Parent or the ROI Business pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Parent is a party or by which any of such assets or properties is bound or affected, except as would not, in the case of either (b) or (c) above, individually or in the aggregate, delay the consummation of the transactions contemplated by this Agreement or have a Material Adverse Effect.

        Section 4.4 Consents and Approvals

        No consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Person is required to be made or obtained by Parent in connection with the execution, delivery and performance of the Parent Documents and the consummation of the transactions contemplated hereby and thereby, except: (a) pursuant to applicable requirements of the HSR Act; (b) as set forth in Schedule 4.4; (c) where the failure to obtain such consents, approvals, authorizations, licenses, orders or permits, or to make such declarations, filings or registrations or notifications would not individually or in the aggregate, prevent Parent from performing its obligations under this Agreement or have a Material Adverse Effect (d) as may be necessary as a result of any facts or circumstances relating solely to Investors; and (e) the Required Consents.

        Section 4.5 Solvency

        Parent is not, and has not been at any time since January 1, 2000, insolvent. Parent will not be made insolvent as a result of consummation of the transactions contemplated by this Agreement.

        Section 4.6 Asset Contribution

        Except for Required Consents, at the time of the Asset Contribution, Parent had good and marketable title to each item comprising the assets of the ROI Business, and on the Contribution Date, Parent transferred to Company good and marketable title to or a valid leasehold interest in all such assets, free and clear of all Encumbrances except for Permitted Encumbrances.

        Section 4.7 Disclaimer of Warranties

        Other than as specifically set forth in this Agreement, Parent makes no representation or warranty. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.

                                    ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF THE INVESTORS Each

        Investor severally represents and warrants to Company as follows:

        Section 5.1 Organization of the Investors

        Such Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

        Section 5.2 Authority of the Investors

        Such Investor has all necessary power and authority to enter into each of the Transaction Documents to which it is a party (the "Investor Documents"), to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Investor Documents by such Investor, the performance by the Investor of its obligations hereunder and thereunder, and the consummation by the Investor of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or partnership action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and (assuming due authorization, execution and delivery by the other parties hereto) constitutes a legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except to the extent that enforcement hereof may be limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting creditors' rights generally and general equitable principles.

        Section 5.3 No Conflict

        Assuming all consents, approvals, authorizations and other actions described in Section 5.4 have been obtained and all filings and notifications listed in Section 5.4 have been made, and except as may result from any facts or circumstances relating solely to Company or Parent, the execution, delivery and performance of each of the Investor Documents by the Investor does not and will not (a) violate or conflict with the Certificate of Incorporation or Bylaws, Partnership Agreement or other organizational instruments of the Investor, (b) conflict with or violate any Law or Governmental Order applicable to the Investor or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Investor pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Investor is a party or by which any of such assets or properties is bound or affected, except as would not, in the case of either (b) or (c) above, individually or in the aggregate, delay the consummation of the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Investor to consummate the transactions contemplated hereby.

        Section 5.4 Consents and Approvals

        No consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Person is required to be made or obtained by the Investor or any of its Affiliates in connection with the execution, delivery and performance of the Investor Documents and the consummation of the transactions contemplated hereby and thereby except: (a) applicable requirements of the HSR Act; (b) where failure to obtain such consents, approvals, authorizations, licenses, orders or permits, or to make such declarations, filings or registrations or notifications would not,
(i) individually or in the aggregate, delay the consummation of the transactions contemplated hereby or (ii) have an adverse effect on the ability of the Investor to consummate the transactions contemplated hereby and (c) as may be necessary as a result of any facts or circumstances relating solely to Company or Parent.

        Section 5.5 Absence of Litigation

        No Action is pending or, to the knowledge of the Investor, threatened against the Investor or any of the assets or properties of the Investor that would, individually or in the aggregate, reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement or have an adverse effect on the ability of Investor to consummate the transactions contemplated by this Agreement.

        Section 5.6 Financial Ability

        The Investor has adequate financial resources in order to pay the Series A Purchase Price to be paid by it.

        Section 5.7 Brokers

        No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

        Section 5.8 Purchase Entirely for Own Account

        Except as provided in Schedule 5.8:

        This Agreement is made with the Investor in reliance upon the Investor's representation to Company, which by Investor's execution of this Agreement the Investor hereby confirms, that the Series A Preferred Stock to be purchased by the Investor and the Common Stock issuable upon conversion thereof will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any shares of such Series A Preferred Stock or Common Stock.

        Section 5.9 Reliance Upon Investors' Representations

        The Investor understands that the Series A Preferred Stock is not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that Company's reliance on such exemption is based on the Investor's representations set forth herein.

        Section 5.10 Receipt of Information

        The Investor has had an opportunity to ask questions and receive answers from Parent and Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects and financial condition of Company and the ROI Business and to obtain additional information (to the extent Company or Parent possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of Company or Parent in Articles III and IV hereof or the right of the Investor to rely thereon.

        Section 5.11 Accredited Investor

        The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

        Section 5.12 Disclaimer of Warranties

        Other than as specifically set forth in this Agreement, Investors make no representation or warranty. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

        Section 6.1 Conduct of ROI Business Prior to the Closing Date

        (a) Parent and Company agree that from the date hereof until the Closing Date, Parent and Company shall use their reasonable best efforts to (i) preserve intact the ROI Business, (ii) keep available the services of the employees engaged in the ROI Business, and (iii) preserve their current relationships with customers of, and suppliers to, the ROI Business.

        (b) Parent and Company agree that, except as described in Schedule 6.1(b), from the date hereof until the Closing Date, Company will not, and Parent will not permit Company to, without the prior written consent of the
Investors:

(i) permit or allow any of the assets of Company or Subsidiary (whether tangible or intangible) to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing, other than in the ordinary course of business consistent with past practice;

(ii) sell, transfer, lease, sublease, license or otherwise dispose of any of the assets of Company or Subsidiary, other than sales of inventory or obsolete equipment or machinery in the ordinary course of business consistent with past practice;

(iii) enter into any agreement with Parent or any of Parent's, Company's or Subsidiary's directors, officers, employees (or with any relative, beneficiary, spouse or Affiliate of such Person);

(iv) amend or restate the Amended and Restated Certificate of Incorporation (except by filing the Second Amended and Restated Charter) or Bylaws of Company; or

                (v) terminate, discontinue, close or dispose of any facility or other business operation of the ROI Division;

                (vi) take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance; or

                (vii) agree, whether in writing or otherwise, to take any of the actions specified in this Section 6.1, except as expressly contemplated by this Agreement.

        Section 6.2 Taxes

        (a) Any sales, use or transfer taxes payable by reason of the sale and transfer of any of the Shares hereunder (other than income taxes) shall be borne by Parent.

        (b) Parent agrees to timely file all Tax Returns relating to the Taxes referred to in subsection (a) above, after the review and consent of Company, such consent not to be unreasonably withheld, and shall timely remit on behalf of itself and Company all such taxes reported on such Tax Returns or otherwise due.

        Section 6.3 Regulatory and Other Authorizations; Consents

        Company, Parent and each Investor shall each use all reasonable efforts to cause the satisfaction of the conditions precedent contained in Sections 8.1 and 8.2 and obtain all Required Consents and all authorizations, consents, orders and approvals of all federal, state, local and foreign regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of their obligations pursuant to, this Agreement and each shall cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals.

        Section 6.4 Investigation

        (a) Each of the Investors acknowledges that it (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, Company and the ROI Business and (ii) has been furnished with or given adequate access to such information about Company and the ROI Business as it has requested, provided, however, that such acknowledgment shall in no way affect the Investors' reliance on the representation and warranties in
Article III and IV hereof, or Parent's and Company's indemnification obligations under Article VII hereof.

        (b) Certain information set forth in the Disclosure Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Company in this Agreement, nor shall such information be deemed to establish a standard of materiality.

        Section 6.5 Access to Properties and Records

        Parent shall afford to the Investors, and to the accountants, counsel and representatives of the Investors, reasonable access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to the terms hereof) to all properties, books, contracts, commitments, and records of Parent relating to the ROI Business and, during such period, shall furnish promptly to the Investors all other information concerning the ROI Business, its properties and its personnel as the Investors may reasonably request, provided that no investigation or receipt of information pursuant to this Section 6.6 shall qualify any representation or warranty of Parent or Company or the conditions to the obligations of the Investors.

        Section 6.6 Negotiations

        From and after the date hereof, neither Parent, Company, Subsidiary, any Affiliate, nor any of their respective officers or directors nor anyone acting on behalf of Parent, Company, Subsidiary or such persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any Person, firm, or other entity or group (other than the Investors or their representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving Company, Subsidiary, the ROI Business or the ROI Division or any other transaction inconsistent with the transactions contemplated hereby. Parent or Company shall promptly communicate to the Investors any inquiries or communications concerning any such transaction which they may receive or of which they may become aware.

        Section 6.7 Further Action

        Subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its reasonable efforts to deliver or cause to be delivered such documents and other papers and to take or cause to be taken such further actions as may be necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby.

        Section 6.8 Notice of Breach

        Through the Closing Date, Parent and the Investors shall each give each other written notice with particularity upon having knowledge of any fact or condition that may constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement or that may constitute a breach of any representation or warranty in this Agreement if such representation or warranty had been made as of the time of occurrence or discovery of such fact or condition.

        Section 6.9 Contemplated Transfers

        Notwithstanding anything herein or in the Stockholders Agreement to the contrary, Parent and Company agree to permit (i) Prudential Securities Group, Inc. ("PSGI") to transfer its right, title and interest in, and all of its obligations under, this Agreement as provided in Schedule 5.8, and (ii) such transferees hereof at any time or times prior to December 31, 2000, to transfer to certain of their Affiliates all or any portion of the Shares purchased by them hereunder, provided that PSGI or such transferee provides to Company an opinion of counsel in form and substance reasonably satisfactory to Company that such assignment or transfer will not violate any applicable federal or state securities laws or regulations or violate any other federal, state or local laws. From and after any such transfer, such transferee shall be deemed an "Investor" for all purposes of this Agreement.

        Section 6.10 Recapitalization

        Each of the parties hereto shall use its reasonable best efforts to cause the transactions contemplated by this Agreement to be accounted for as a recapitalization.

        Section 6.11 Warrant Issuances

        Parent and the Investors agree that from and after the Closing, Company may issue debt to third parties with attached warrants to purchase an aggregate amount of the Company's Common Stock equal to up to five percent (5%) of the total outstanding shares of Common Stock of the Company, calculated on a fully diluted basis, at the time of such issuance.

        Section 6.12 Employee Benefits Matters

        (a) Except as otherwise provided in Section 6.12(b), effective as of the Closing Date Parent and Company shall take all such actions as are necessary to cause Company to withdraw from the Parent sponsored Employee Benefit Plans that Company adopted, as a participating employer, for the benefit of its employees on the Contribution Date. As of the Closing Date, Parent shall cause its 401(k) plan to be amended to provide that each person who is employed by Company on the Closing Date shall be fully vested with respect to all benefits accrued by such employee under such plan as of the Closing Date.

        (b) As of the Closing Date, Parent agrees to continue (i) to provide certain administrative services in respect of the employees of Company as reasonably necessary for Company to conduct the ROI Business, which shall be limited to payroll services, record keeping services and claims processing services and (ii) to cover the employees of Company under the "welfare plans," within the meaning of Section 3(1) ERISA, that are sponsored by Parent and which provide for insurance coverage (whether or not self-insured), and to provide claims processing services in respect of such employees in both cases for the period ending on the last day of the month in which the 90th day after the Closing Date falls, or, in either case, until such earlier time as Company can assume responsibility for such insurance and administrative services in an orderly manner. Company agrees, within thirty (30) days after its receipt from Parent of a valid invoice with respect to such services, and within seven
(7) Business Days of its verification thereof, to reimburse Parent for any and all of Parent's costs and all other expenses reasonably incurred in continuing to provide such insurance and administrative services, including, without limitation, insurance premiums, cost of direct claims reimbursement under any self-insured plans and a reasonable share of all other related administrative and other costs and expenses of any nature whatsoever. Company shall use all reasonable efforts to arrange for such insurance and administrative services as promptly as possible in order to avoid using Parent's services under this
Section 6.12(b); and Parent shall use all reasonable efforts to provide Company, as promptly as possible, with computer tapes, data or other payroll or other information necessary for Company to assume responsibility for such insurance and administrative services.

        (c) On or prior to the Closing Date, Company shall offer employment, effective as of the Closing Date, to each individual listed on Schedule 6.12(c) at the same rate of salary or base hourly wage as paid by Parent or its Affiliates immediately prior to the Closing Date. Each such individual who accepts employment with Company on or after the Closing Date shall be a "Transferred Employee" for purposes of the Contribution Agreement.

        (d) Parent and Company agree to cooperate with each other in good faith in effectuating the provisions of this Section 6.12, and to furnish each other promptly with such information concerning employees and employee benefit plans, arrangements or policies as is necessary and appropriate to carry out the terms hereof.

        Section 6.13 Guaranty Documentation

        The Investors will use reasonable efforts to implement the Guaranty Documentation prior to the Closing Date. Parent will use reasonable efforts to cooperate with the Investors in relation thereto.

        Section 6.14 Foreign Qualifications

        Company will use reasonable efforts to file Foreign Qualifications in each jurisdiction in which the conduct of Company's business or the nature of the property owned requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

                                   ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

        Section 7.1 Survival

        All representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive until March 31, 2002, except for Sections 3.1

(Organization), 3.2 (Capitalization), 3.3 (Authority), 3.14 (Environmental) and
3.16 (Tax), which shall survive until the expiration of the applicable statute of limitations.

        Section 7.2 Indemnification by the Parent and Company

        Notwithstanding the Closing or the delivery of the ROI Business and regardless of any investigation at any time made by or on behalf of any Investor or of any knowledge or information that the Investors may have, Parent and Company shall jointly and severally indemnify and fully defend, save and hold the Investors and their respective Affiliates, directors, officers and employees (the "Investor Indemnitees"), harmless if any Investor Indemnitee shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees incurred by the Investor Indemnitees in any action or proceeding between Parent or Company and the Investor Indemnitees or between the Investor Indemnitees and any third party or otherwise), deficiency, interest, penalty, impositions, assessments or fines (collectively, "Investor Losses") arising out of or resulting from, or shall pay or become obliged to pay any sum on account of, any and all the Company Events of Breach. Notwithstanding any other provision of this Agreement, in the event a claim is brought by the Investor Indemnitees against Parent pursuant to this
Article VII, Parent shall not be entitled to seek reimbursement from Company in connection therewith. As used herein, "Company Events of Breach" shall be and mean any one or more of the following:

                (a) any untruth or inaccuracy in any representation of Parent or Company or the breach of any warranty of Parent or Company contained in the Transaction Documents;

                (b) any failure of Parent or Company duly to perform or observe any term, provision, covenant, agreement contained herein on the part of Parent or Company to be performed or observed, prior, in the case of Company, to the Closing Date; or

                (c) except to the extent of obligations undertaken by Company and the Investors pursuant to the Guaranty Documentation, any claim or cause of action by any party in connection with any transaction, agreement or business relationship between Parent and Health+Cast, or between the ROI Division and Health+Cast, provided, however, that Parent shall have no obligation to make any payment under Section 7.2(a) hereof with respect to any representation or warranty unless and until the Investor Indemnitees have suffered aggregate Investor Losses in excess of One Hundred Thousand Dollars ($100,000), it being understood that once such amount is exceeded, the aggregate of all such claims, from and after the first dollar, shall be jointly and severally payable by Parent and Company on demand by the Investor Indemnitees. In no event shall Parent and Company have any obligation to make any payment under Section 7.2(a) hereof with respect to any representation or warranty in excess of the Cap. For purposes of determining whether a Company Event of Breach has occurred pursuant to Section 7.2(a) or the amount of any Investor Losses pursuant to Section 7.2(a), any reference to materiality or "Material Adverse Effect" in any representation in Article III or Article IV (other than the representations in Section 3.10) shall be construed to designate a materiality threshold of $10,000. The "Cap" means (i) until the first anniversary of the Closing Date, $25,200,000; and (ii) from and after the first anniversary of the Closing Date, the lesser of (A) $25,200,000 or (B) $12,200,000, plus the amount payable by Parent with respect to any claims for indemnification already made pursuant to
Section 7.2(a) prior to the first anniversary of the Closing Date. Notwithstanding the foregoing, Parent shall not be obligated to indemnify the Investor Indemnitees under this Section 7.2 for Investor Losses that have previously been reimbursed, in the form of payments by Parent to Company, pursuant to Parent's indemnification obligations for Company Losses (as defined in Contribution Agreement) under Section 5.2 of the Contribution Agreement.

        Section 7.3 Form of Payments Under Section 7.2(a)

        (a) Payments under Section 7.2(a) shall be payable as follows: the first $12,200,000 shall be payable in cash; all amounts in excess thereof shall be payable, at the option of Parent, in (i) cash or (ii) in the form of Preferred Stock held by Parent, valued at fair market value at the time of final determination of the applicable Investor Losses (the "Valuation Date"), to be determined as set forth in Section 7.3(b) below; provided that indemnification amounts in excess of the first $12,200,000 shall first be applied pro rata against the Series B Preferred Stock and the Series C Preferred Stock held by Parent.

        (b) For purposes of payment under Section 7.2(a), the fair market value of the Preferred Stock shall be determined as follows:

        (i) If the Investors and Parent cannot agree on such valuation within ten (10) days after the Valuation Date, either Investor or Parent may, by three
(3) days' written notice to the other, initiate appraisal proceedings under
Section 7.3(b)(ii) for determination of the fair market value.

        (ii) Appraisal Procedure. If any party shall initiate an appraisal procedure to determine the fair market value of the Preferred Stock for purposes of payment under Section 7.2(a), then the Investors, on the one hand, and Parent, on the other hand, shall each promptly appoint as an appraiser an individual who shall be a member of a nationally-recognized investment banking firm. Each appraiser shall, within thirty (30) days of appointment, separately investigate the fair market value of the Preferred Stock as of the Valuation Date and shall submit a notice of an appraisal of that value to each party. Each appraiser shall be instructed to determine such value without regard to income tax consequences to the parties. If the appraised values of such consideration (the "Earlier Appraisals") vary by less than ten percent (10%), the average of the two appraisals on a per share basis shall be controlling as the amount of the cash equivalent. If the appraised values vary by more than ten percent (10%), the appraisers, within ten (10) days of the submission of the last appraisal, shall appoint a third appraiser who shall be member of a nationally recognized investment banking firm. The third appraiser shall, within thirty
(30) days of his appointment, appraise the fair market value of the Preferred Stock (without regard to the income tax consequences to the parties) as of the Valuation Date and submit notice of his appraisal to each party. The value determined by the third appraiser shall be controlling as the amount of the cash equivalent unless the value is greater than the two Earlier Appraisals, in which case the higher of the two Earlier Appraisals will control, and unless that value is lower than the two Earlier Appraisals, in which case the lower of the two Earlier Appraisals will control. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit his appraisal within the required period, the appraisal submitted by the remaining appraiser shall be controlling. The Investors, on the one hand, and Parent, on the other hand, shall each bear the cost of its respective appointed appraiser. The cost of the third appraisal shall be shared one-half by the Investors and one-half by Parent.

        Section 7.4 Procedures for Indemnification

        If a party entitled to indemnification pursuant to this Article VII (an "Indemnified Party") becomes aware of any liability, loss, damage, claim, cost or expense with respect to which a claim for indemnification may be asserted pursuant to this Article VII, or if any claim is made by a third Person or any suit, action, investigation, claim or proceeding (a "Proceeding") commenced for which the Indemnified Party shall seek indemnity from the Indemnifying Party, the Indemnified Party shall, with reasonable promptness, give to such Indemnifying Party written notice of such Proceeding and request the Indemnifying Party to defend the same, provided, however, that the failure of an Indemnified Party to deliver such written notice with reasonable promptness shall not be deemed to bar or otherwise limit the rights of the Indemnified Party hereunder unless such failure materially prejudices the rights or defenses of the Indemnifying Party. The Indemnifying Party agrees to defend such claim, action or proceeding at its own expense, and shall give written notice to the Indemnified Party of the commencement of such defense with reasonable promptness after the giving of the written notice of the claim by the Indemnified Party. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense with the Indemnifying Party in such defense (subject to the right of the Indemnifying Party to control such defense), but shall not be entitled in any way to release, waive, settle, modify or pay such claim, action or proceeding without the written consent of the Indemnifying Party, if the Indemnifying Party has assumed such defense. The Indemnified Party shall, in any case, fully cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails to timely defend, contest or otherwise protect against such Proceeding, the Indemnified Party shall have the full right to defend against such claim, action or proceeding in such manner as it may deem appropriate, including, without limitation, the right to make any compromise or settlement thereof (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), and the Indemnified Party shall be entitled to recover the entire cost thereof from the Indemnifying Party, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such Proceeding, and the Indemnifying Party shall be bound by any determination made in such Proceeding or (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld) any compromise or settlement effected by the Indemnified Party. In the event the Indemnifying Party shall assume the defense, no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent (which consent shall not be unreasonably withheld, provided, however that the Indemnified Party may withhold such consent at its discretion if, in its judgment, such compromise or settlement would have an adverse impact on the future operations of the Indemnified Party or Company).

        Section 7.5 Arbitration

        (a) Company, Parent and the Investors agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of this Agreement (the "Disputes"). Nothing in this Section 7.5 shall prohibit any party hereto from instituting litigation to enforce any Final Determination (as defined below). The parties hereby agree and acknowledge that, except as otherwise provided in this Section 7.5 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to applicable Delaware law.

        (b) In the event that any party hereto asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten Business Days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may, within 45 Business Days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association in effect from time to time to be included therein, if any.

        (c) In the event of a Dispute, the parties engaged therein each shall select one arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the "Arbitrators"). In the event that either party fails to select an Arbitrator as set forth herein within 20 calendar days from the delivery of a Notice of Arbitration, then the matter shall be resolved by the Arbitrator selected by the other party. The Arbitrators shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 7.5. If the Arbitrators are unable to agree on a third arbitrator within 20 calendar days after their selection, the Arbitrators shall each prepare a list of three independent arbitrators. The Arbitrators shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other Arbitrator's list within seven calendar days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by the Arbitrators.

        (d) The arbitrator(s) selected pursuant to Section 7.5(c) above will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Investors submit a claim for $1,000 and if Company contests only $500 of the amount claimed by the Investors, and if the arbitrator(s) ultimately resolves the dispute by awarding the Investors $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (that is, 300 divided by 500) to Company and 40% (that is, 200 divided by 500) to the Investors.

        (e) The arbitration shall be conducted in the State of Delaware under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of all of the parties to this Agreement. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than 90 Business Days after the delivery of the Notice of Arbitration nor later than 10 calendar days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

        (f) The Parties hereto may enforce any Final Determination in any state or federal court located in the State of Delaware. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

        (g) Any party required to make a payment pursuant to this Section 7.5 shall pay the party entitled to receive such payment within ten calendar days of the delivery of the Final Determination to such responsible party. If any party shall fail to pay the amount of any damages, if any, assessed against it within such ten calendar day period, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) the prime rate of interest published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate, in effect from time to time (which rate shall be adjusted on the effective date of each change in such prime rate) plus 2.00% and (ii) the maximum rate permitted by applicable usury laws. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year consisting of twelve 30-day months and shall be payable on demand. In addition, such party shall promptly reimburse the other party for any and all costs and expenses of any nature or kind whatsoever (including but not limited to all attorney's fees) incurred in seeking to collect such damages or to enforce any Final Determination.

        Section 7.6 No Consequential Damages; Exclusive Remedy

        No party hereto shall have any liability for loss of profit or consequential damages with respect to this Agreement or the transactions contemplated hereby. Absent fraud, the indemnification provided by this Article VII shall be the sole and exclusive remedy available to the parties hereto with respect to any claim or cause of action based upon, relating to or arising out of this Agreement or otherwise in respect of the transactions contemplated hereby, whether such claim or cause of action arises out of any contract, tort or otherwise.

        Section 7.7 Tax Benefit

        Notwithstanding the above, if losses, damages, claims, costs or expenses are incurred by any party which are indemnifiable under this Article VII, and if indemnification of any losses, damages, claims, costs or expenses would result in a deduction, credit or other tax benefit to the Indemnified Party under federal or state laws, the amount indemnifiable under this Article VII shall be reduced to reflect such tax benefit.

        Section 7.8 Mitigation

        Each Indemnified Party shall use reasonable efforts to mitigate any liabilities and damages for which it may claim indemnification under this
Article VII. To the extent that the operations of Company at any time that Company is not under the control of Parent contribute to or aggravate any liabilities or damages as to which indemnification is available under Section 7.2, Parent's indemnification obligation will be reduced by such contribution or aggravation.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

        Section 8.1 Conditions to Obligations of Company and Parent

        The obligations of Company and Parent to consummate the transactions contemplated by Article II hereof shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

        (a) Representations and Warranties; Covenants (i) The representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all respects as of such date; (ii) the Investors shall have performed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by the Investors prior to or at the Closing; and (iii) Parent and Company shall each have received a certificate of each of the Investors as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer of each of the Investors.

        (b) Consents and HSR The Investors shall have delivered to Parent and Company any consents specified in Schedule 5.4 of the Disclosure Schedule. The waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been earlier terminated.

        (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions.

        (d) Release of Guaranty. Imperial Bank shall have agreed to release Parent upon the Closing from obligations in an amount equal to at least $12,500,000 under or with respect to the Commercial Guaranty, dated September 29, 1998, issued by Parent to Imperial Bank in the principal amount of Twelve Million Five Hundred Dollars ($12,500,000) securing the obligations of Health+Cast to Imperial Bank (the "Health+Cast Guaranty").

        (e) Opinion. Parent shall have received the opinion of Willkie Farr & Gallagher, substantially in the form of Exhibit J hereto.

        (f) Closing Documentation. Parent and Company shall have received (i) recently dated good standing certificates with respect to each of the Investors, from their respective states of organization and (ii) a certificate of each Investor, signed by such Investor's duly appointed representative, as attested and certified by the secretary, general counsel or other appropriate representative of such Investor, as to such Investor's authority to enter into, and fulfill its obligations under this Agreement and the Transaction Documents the transactions contemplated hereby and thereby.

        Section 8.2 Conditions to Obligations of the Investors

        The obligations of the Investors to consummate the transactions contemplated by Article II shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

        (a) Representations and Warranties; Covenants. (i) The representations and warranties of Company and Parent contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all respects as of such date; (ii) Company and Parent shall have performed and complied in all respects with all of their respective covenants and agreements required by this Agreement to be performed or complied with by it or them prior to or at the Closing; and (iii) the Investors shall have received a certificate of each of Company and Parent as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer of Company and by a duly authorized officer of Parent, respectively.

        (b) Consents and HSR. Company shall have delivered to the Investors the consents specified in Schedule 8.2(b), and such consents shall be in full force and effect. The waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been earlier terminated.

        (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions.

        (d) No Material Adverse Change. Since March 31, 2000, there shall not have occurred any event which has had or is reasonably likely to have a Material Adverse Effect on Company or the ROI Business.

        (e) Insurance. On the Closing Date, Company shall certify that (i) as of the date thereof, it has furnished a true, complete and accurate copy of all policies of title, liability, fire, casualty, business interruption, workers' compensation and other forms of insurance insuring the Company to the Investors,
(ii) as of the date thereof, all such policies are in full force and effect, underwritten by financially sound and reputable insurers and sufficient for all applicable requirements of law and are prudent and adequate for the conduct of the ROI Business, (iii) there were no gaps in insurance coverage from the date hereof until the Closing Date, (iv) Company is not, and has not been, in material default under any provisions of any such policy of insurance nor has Company received notice of cancellation or threatened cancellation of any such insurance and (v) there is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

        (f) Opinion. The Investors shall have received the opinion of Pillsbury Madison and Sutro, substantially in the form of Exhibit K hereto.

        (g) Ordinary Course of Business. From and after the date of this Agreement, Company shall have operated the ROI Business in the ordinary course and consistent with past practice.

        (h) Second Amended and Restated Charter. The Second Amended and Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

        (i) Closing Documentation. The Investors shall have received (i) recently-dated good standing certificates with respect to Parent and Company, from the State of Delaware and each state in which Parent or Company is qualified to do business as a foreign corporation, and (ii) a certificate of each of Company and Parent, signed by their respective duly appointed or elected secretaries, as to their organizational documents and the full force and effect of the resolutions of their respective Boards of Directors authorizing the transactions contemplated by this Agreement and the other Transaction Documents.

        (j) Other Documents. Company shall have received (x) an estoppel from each lessor or sublessor under the Material Leases, (y) a subordination and non-disturbance agreement from each mortgagee with respect to the Material Leases, if any, and (z) the consent of the lessor under each of the Material Leases, and in each case under clauses (x), (y) and (z) above, in form and substance reasonably satisfactory to the Investors. With respect to (x) and (y), the parties hereto agree that such documents must only be delivered with respect to those Leases which require same to be delivered at the request of the lessor or lessee thereunder pursuant to their terms.

        (k) Intellectual Property Matters. Each employee or contractor of the ROI Division, of Company or of Subsidiary who has created or may create any Works in such capacity shall have confirmed Company's ownership in such Works, or assigned such Works to the Company, in either case pursuant to a written agreement.

        (l) Certification. Prudential Securities Group, Inc. shall have received a certification from Company in the form of Exhibit M hereto.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

        Section 9.1 Termination

        This Agreement may be terminated at any time prior to the Closing:

        (a) by the mutual written consent of the Investors and Parent;

        (b) by the Investors or Parent, if any Governmental Authority with jurisdiction over such matters shall have issued a Governmental Order restraining, enjoining or otherwise prohibiting any of the transactions contemplated by Article II hereof, and such order, decree, ruling or other action shall have become final and unappealable;

        (c) by Parent, if there has been a material breach of the representations, warranties or covenants made by the Investors in this Agreement which would cause the conditions in Section 8.1 not to be satisfied and such breach is not capable of being cured or if capable of being cured, shall not have been cured prior to July 30, 2000; or

        (d) by the Investors, if there has been a material breach of the representations, warranties or covenants made by Company or Parent in this Agreement which would cause the conditions in Section 8.2 not to be satisfied and such breach is not capable of being cured or if capable of being cured, shall not have been cured prior to July 30, 2000.

        Section 9.2 Effect of Termination

        In the event of termination of this Agreement as provided in Section 9.1, there shall be no liability on the part of any party hereto except as set forth in Section 10.1, provided that nothing herein shall relieve any party from liability for any breach hereof prior to the date of such termination.

        Section 9.3 Waiver

        At any time prior to the Closing, Company, the Investors or Parent may
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or
(c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                    ARTICLE X
                               GENERAL PROVISIONS

        Section 10.1 Expenses

        Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors (it being understood that the fees of Warburg Dillon Read LLC in connection with the transactions contemplated by this Agreement are entirely the obligation of Parent) and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that all such costs and expenses incurred by Parent shall, at the option of Parent, be borne by Company and the cash payment by Company to Parent provided for in Section 2.3(c) shall be reduced by the amount of such costs and expenses. Parent shall give the Investors and Company notice of its election to have such costs and expenses borne in such manner at least two days prior to the Closing Date.

        Section 10.2 Notices

        All notices, requests, claims, demands and other. communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

        (a)    if to Company or Parent:

        ChartOne, Inc.
        226 Airport Parkway
        Suite 200
        San Jose, CA 95110
        Attention:  Ivar Chhina, President
        Telecopier: 408-451-9649
        Telephone: 408-453-1600

        and

        QuadraMed Corporation
        22 Pelican Way
        San Rafael, CA 94901
        Attention:  James Durham
        Telecopier: 415-455-1468
        Telephone: 415-482-2224


        with a copy to:

        Pillsbury Madison & Sutro LLP
        50 Fremont Street
        San Francisco, California 94105
        Attention: D. Stanley Rowland, Esq.
        Telecopier: (415) 983-1200
        Telephone: (415) 983-1000

        (b) if to the Investors, to the address or facsimile number listed below each Investor's name on Schedule I hereto;


        with a copy to:

        Willkie Farr & Gallagher
        787 Seventh Avenue
        New York, NY 10019
        Attention: Steven J. Gartner, Esq.
        Telecopier: (212) 728-8111
        Telephone:  (212) 728-8222

        Section 10.3 Public Announcements

        Parent shall use reasonable efforts to consult with the Investors before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby, unless otherwise required by applicable law or by obligation pursuant to any listing agreement with or rules of any securities exchange. Except as otherwise provided in this
Section 10.3 or required by Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby, or use the name of any other party hereto in any public announcement, without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

        Section 10.4 Headings

        The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 10.5 Severability

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

        Section 10.6 Entire Agreement

        This Agreement (including the Schedules and Exhibits) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements (except the Confidentiality Agreement, which shall survive) and undertakings, both written and oral between Company, Parent and the Investors with respect to the subject matter hereof and except as otherwise expressly provided herein.

        Section 10.7 Assignment

        Except as provided in Schedule 5.8 or in Section 6.9: Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by any of the parties hereto without the prior consent of each other parties hereto. Notwithstanding the foregoing, any party assigning its rights or obligations hereunder shall remain liable for all of its respective obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other Person shall have any right, obligation or benefit hereunder.

        Section 10.8 No Third-Party Beneficiaries

        This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        Section 10.9 Waivers and Amendments

        This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any other right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

        Section 10.10 Specific Performance

        The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement required to be performed prior to the Closing was not performed in accordance with the terms hereof and that, prior to the Closing, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

        Section 10.11 Governing Law

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

        Section 10.12 Counterparts

        This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed as of the date first written above by their respective officers.


                                           QUADRAMED CORPORATION


                                           By: /s/ James D. Durham
                                              ----------------------------------
                                              Name: James D. Durham
                                              Title: CEO



                                           QUADRAMED OPERATING CORPORATION


                                           By: /s/ John V. Cracchiolo
                                              ----------------------------------
                                              Name: John V. Cracchiolo
                                              Title: Treasurer



                                           CHARTONE, INC.


                                           By: /s/  Ivar S. Chhina
                                              ----------------------------------
                                              Name:
                                              Title:



                                           WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                            By: Warburg, Pincus & Co.,
                                              General Partner

                                            By: /s/   Joel Ackerman
                                               ---------------------------------
                                            Name: Joel Ackerman
                                            Title: Managing Director

                                           WARBURG, PINCUS NETHERLANDS EQUITY
                                           PARTNERS I, C.V.

                                           By: Warburg, Pincus & Co.,
                                             General Partner

                                            By: /s/ Joel Ackerman
                                               ---------------------------------
                                               Name: Joel Ackerman
                                               Title: Managing Director


                                           WARBURG, PINCUS NETHERLANDS EQUITY
                                           PARTNERS II, C.V.

                                           By: Warburg, Pincus & Co.,
                                             General Partner

                                           By: /s/ Joel Ackerman
                                               ---------------------------------
                                               Name: Joel Ackerman
                                               Title: Managing Director


                                           WARBURG, PINCUS NETHERLANDS EQUITY
                                           PARTNERS III, C.V.

                                           By: Warburg, Pincus & Co.,
                                             General Partner

                                            By: /s/ Joel Ackerman
                                               ---------------------------------
                                            Name: Joel Ackerman
                                            Title: Managing Director


                                            PRUDENTIAL SECURITIES GROUP, INC.

                                            By: /s/ Vincent T. Pica, II
                                               ---------------------------------
                                               Name: Vincent T. Pica, II
                                               Title: Vice President



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